Exhibit 10.3

EMPLOYEE MATTERS AGREEMENT, dated as of [●], 2023, by and between VISTA OUTDOOR INC., a Delaware corporation (“Vista Outdoor”), and [OUTDOOR PRODUCTS SPINCO INC.], a Delaware corporation and direct wholly owned subsidiary of Vista Outdoor (“[Outdoor Products]”).

WHEREAS, concurrently with the execution of this Agreement, Vista Outdoor and Outdoor Products are entering into a Separation and Distribution Agreement (the “Distribution Agreement”), pursuant to which Vista Outdoor shall distribute to the holders of shares of Vista Outdoor common stock, par value $0.01 per share (“Vista Outdoor Shares”), its entire interest in Outdoor Products by way of a dividend of all shares of Outdoor Products common stock, par value $0.01 per share (“Outdoor Products Shares”), owned by Vista Outdoor as of the Distribution Date;

WHEREAS, in connection with the Distribution, Vista Outdoor and Outdoor Products desire to enter into this Agreement; and

WHEREAS, prior to the date of this Agreement, each employee of the Parties desired to be employed by the Outdoor Products Business immediately following the Distribution is employed by Outdoor Products (or a member of the Outdoor Products Group) and each employee of the Parties desired to be employed by the Vista Outdoor Business immediately following the Distribution is employed by Vista Outdoor (or a member of the Vista Outdoor Group).

NOW, THEREFORE, in consideration of the mutual promises contained herein and in the Distribution Agreement, the Parties agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01. Definitions. For purposes of this Agreement, the following terms shall have the following meanings. All capitalized terms used but not defined herein shall have the meanings assigned to them in the Distribution Agreement, unless otherwise indicated.

“2024 AIPs” means the annual incentive programs established by the Vista Outdoor Group for Outdoor Products Employees in respect of fiscal year 2024.

“Agreement” means this Employee Matters Agreement together with those parts of the Distribution Agreement referenced herein and all schedules hereto and all amendments, modifications and changes hereto and thereto.

“Benefit Plan” means any plan, program, policy, agreement, arrangement or understanding that is an employment, consulting, deferred compensation, executive compensation, incentive bonus or other bonus, employee pension, profit sharing, savings, retirement, supplemental retirement, stock option, stock purchase, stock appreciation right, restricted stock, restricted stock unit, deferred stock unit, other equity-based compensation, severance pay, retention, change in control, salary continuation, life, death benefit, health, hospitalization, workers’ compensation, sick leave, vacation pay, child bonding leave, educational assistance, disability or accident insurance or other employee compensation or benefit plan, program, agreement or arrangement, including any “employee benefit plan” (as defined in Section 3(3) of ERISA) (whether or not subject to ERISA) sponsored, maintained or contributed to by such entity or to which such entity is a party.

“Claiming Party” has the meaning set forth in Section 8.10(c).

“COBRA” means the U.S. Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, and any applicable similar state or local laws.

“Continuing Non-Employee Director” means a non-employee director of Vista Outdoor as of immediately prior to the Distribution Date who, immediately following the Distribution Date, either becomes a non-employee director of Outdoor Products or remains a non-employee director of Vista Outdoor.

“Distribution Agreement” has the meaning set forth in the recitals of this Agreement.

“Employee Costs” means (a) all routine and periodic costs payable to the relevant employee or as a result of his or her employment, including wages, salaries, bonuses, commission, vacation pay, sick pay, parental leave, reimbursement of expenses, employer contributions to any pension scheme and any Taxes payable by the Transferor Group in respect of such amounts with respect to such employee that arise in respect of the period from and including the Distribution Date up to and including the date of transfer as provided in Section 2.02, but excluding Liabilities in respect of claims incurred between the Distribution Date and the date of transfer as provided in Section 2.02 under a Welfare Plan of the Transferor Group, and (b) any termination, severance or similar payment required by applicable Law or contract, payment in lieu of notice, reasonable legal fees incurred by the Transferor Group and amounts reasonably required to secure such employee’s agreement to enter into a termination, settlement or waiver of claims agreement or to otherwise minimize the risk of claims arising in connection with the termination of such employee’s employment.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Former Outdoor Products Employee” means each individual whose employment with the Parties ended prior to the Distribution Date and whose last employment immediately prior to termination was exclusively providing services to the Outdoor Products Business.

“Former Shared Services Employee” means each individual whose employment with the Parties ended prior to the Distribution Date and whose last employment immediately prior to termination was providing services to both the Vista Outdoor Business and the Outdoor Products Business.

“Former Vista Outdoor Employee” means each individual whose employment with the Parties ended prior to the Distribution Date and whose last employment immediately prior to termination was exclusively providing services to the Vista Outdoor Business.

“Non-U.S. DC Plan” has the meaning set forth in Section 3.01(f).

“Other Party” has the meaning set forth in Section 8.10(c).

“Outdoor Products” has the meaning set forth in the preamble of this Agreement.

“Outdoor Products 401(k) Plan” has the meaning set forth in Section 3.01(a).

“Outdoor Products Benefit Plan” means any Benefit Plan sponsored, maintained or contributed to by any member of the Outdoor Products Group or to which any member of the Outdoor Products Group is party, in either case, immediately after the Distribution.

“Outdoor Products CBA” means any collective bargaining, works council or other labor union agreement, contract or arrangement covering Outdoor Products Employees.

“Outdoor Products Conversion Ratio” means a fraction, the numerator of which is the Vista Outdoor Pre-Distribution Stock Price, and the denominator of which is the Outdoor Products Post-Distribution Stock Price.

“Outdoor Products DC SERP” has the meaning set forth in Section 3.02.

“Outdoor Products Employee” means an individual who (a) is employed by the Outdoor Products Group immediately prior to the Distribution Date, including any individual who is not actively at work due to a leave of absence (including vacation, holiday, illness, child bonding, adoption or similar family-related leave, illness, injury or long- or short-term disability) from which such employee is permitted to return to active employment in accordance with the Outdoor Products Group’s personnel policies, as in effect from time to time, or applicable Law, or (b) is employed by a professional employer organization and exclusively providing services to the Outdoor Products Business immediately prior to the Distribution Date. For the avoidance of doubt, each Outdoor Products TSA Employee shall be deemed to be an Outdoor Products Employee until such time such employee is (or should be) transferred to the Vista Outdoor Group pursuant to Section 2.05.

“Outdoor Products Employee Liabilities” means (a) all actual or potential Liabilities, including Liabilities in connection with providing compensation and benefits, that arise (i) before, on or after the Distribution Date with respect to the employment of any Outdoor Products Employee or Former Outdoor Products Employee or (ii) before, on or after the Distribution Date under any Outdoor Products Benefit Plan, (b) fifty percent (50%) of all actual or potential Liabilities, including Liabilities in connection with providing compensation and benefits that arise before, on or after the Distribution Date with respect to the employment of any Former Shared Services Employee and (c) all actual or potential Liabilities as expressly provided in this Agreement, in each case, including the following:

(1) all wages and salaries payable to Outdoor Products Employees or Former Outdoor Products Employees on or after the Distribution Date;

(2) all long-term incentive compensation, commissions, non-U.S. pension benefits and bonuses payable to Outdoor Products Employees or Former Outdoor Products Employees on or after the Distribution Date, without regard to when such long-term incentive compensation, commissions, non-U.S. pension benefits or bonuses are or may have been earned;

(3) all severance payable to any Former Outdoor Products Employee on or after the Distribution Date;

(4) all expenses and obligations incurred prior to but not paid or owed to any Outdoor Products Employees or Former Outdoor Products Employees on or after the Distribution Date, including related to relocation, repatriation, transfers, tuition assistance and adoption assistance, sabbatical or similar items;

(5) all benefits offered exclusively by any member of the Outdoor Products Group to any Outdoor Products Employee or Former Outdoor Products Employee; and

(6) all immigration-related, visa, work application or similar rights, obligations and liabilities to the extent they are related to any Outdoor Products Employees or Former Outdoor Products Employees.

Notwithstanding the forgoing, (A) wages and salaries earned by Outdoor Products Employees or Former Outdoor Products Employees prior to the Distribution Date, (B) liabilities to any Former Outdoor Products Employee in respect of COBRA as set forth in Section 4.06 on and after the Distribution Date and (C) liabilities in respect of long-term incentive awards held by Former Outdoor Products Employees shall be deemed to not be Outdoor Products Employee Liabilities (the “Specified Vista Outdoor Liabilities”);

“Outdoor Products ESPP” has the meaning set forth in Section 7.01.

“Outdoor Products FSA” has the meaning set forth in Section 4.07.

“Outdoor Products Plan HSA” has the meaning set forth in Section 4.08.

“Outdoor Products Post-Distribution Stock Price” means the opening price per share of Outdoor Products Shares trading on the New York Stock Exchange on the Distribution Date (or, if the Distribution Date is not a trading day on the New York Stock Exchange, on the first trading day following the Distribution Date).

“Outdoor Products Restricted Individual” means (a) each Former Outdoor Products Employee or Former Shared Services Employee, in each case, whose employment was terminated after January 1, 2023 but prior to the Distribution Date, (b) each Outdoor Products Employee employed after the Distribution Date or whose termination of employment occurs on or after the Distribution Date and (c) each individual whom the Parties agree should have been an Outdoor Products Employee in accordance with Section 2.02 and whose termination of employment occurs on or after the Distribution Date.

“Outdoor Products Shares” has the meaning set forth in the recitals of this Agreement.

“Outdoor Products Stock Plan” has the meaning set forth in Section 6.01.

“Outdoor Products TSA Employee” has the meaning set forth in Section 2.05.

“Outdoor Products Welfare Plans” has the meaning set forth in Section 4.01.

“Outdoor Products Workers’ Compensation Plan” has the meaning set forth in Section 4.05.

“Party” means either party hereto, and “Parties” means both parties hereto.

“Pension Plan” means any Benefit Plan that is a pension plan as defined in Section 3(2) of ERISA, without regard to Section 4(b)(4) or 4(b)(5) of ERISA.

“Post-Separation Vista Outdoor Awards” means, collectively, each Post-Separation Vista Outdoor DSU Award and each Post-Separation Vista Outdoor RSU Award.

“Post-Separation Vista Outdoor DSU Award” means a Vista Outdoor DSU Award adjusted as of the Distribution in accordance with Section 6.05.

“Post-Separation Vista Outdoor RSU Award” means a Vista Outdoor RSU Award adjusted as of the Distribution in accordance with Section 6.02(b).

“Specified Vista Outdoor PSU Award” means each Vista Outdoor PSU Award identified on Schedule A.

“Substitute Outdoor Products DSU Award” has the meaning set forth in Section 6.05.

“Substitute Outdoor Products Option Award” has the meaning set forth in Section 6.04.

“Substitute Outdoor Products PSU Award” has the meaning set forth in Section 6.03(b).

“Substitute Outdoor Products RSU Award” has the meaning set forth in Section 6.02(a).

“Trading Session” means the period of time during any given calendar day, commencing with the determination of the opening price on the New York Stock Exchange and ending on the determination of the closing price on the New York Stock Exchange during the regular trading session, in which trading in Vista Outdoor Shares or Outdoor Products Shares (as applicable) is permitted on the New York Stock Exchange.

“Transferor Group” shall have the meaning set forth in Section 2.02.

“TSA Employee” has the meaning set forth in Section 2.05.

“Vista Outdoor” has the meaning set forth in the preamble of this Agreement.

“Vista Outdoor 401(k) Plan” means the Vista Outdoor 401(k) Plan.

“Vista Outdoor Benefit Plan” means any Benefit Plan sponsored, maintained or contributed to by any member of the Vista Outdoor Group or to which any member of the Vista Outdoor Group is party.

“Vista Outdoor DB SERP” means the Vista Outdoor Defined Benefit Supplemental Executive Retirement Plan.

“Vista Outdoor DC SERP” means the Vista Outdoor Defined Contribution Supplemental Executive Retirement Plan.

“Vista Outdoor DSU Award” means a deferred stock unit granted under the Vista Outdoor Stock Plans and outstanding and unvested as of immediately prior to the Distribution Date.

“Vista Outdoor Employee” means an individual who (a) is employed by the Vista Outdoor Group immediately prior to the Distribution Date, including any individual who is not actively at work due to a leave of absence (including vacation, holiday, illness, child bonding, adoption or similar family-related leave, illness, injury or long- or short-term disability) from which such employee is permitted to return to active employment in accordance with the Vista Outdoor Group’s personnel policies, as in effect from time to time, or applicable Law or (b) is employed by a professional employer organization and exclusively providing services to the Vista Outdoor Business immediately prior to the Distribution Date. For the avoidance of doubt, each Vista Outdoor TSA Employee shall be deemed to be a Vista Outdoor Employee until such time such employee is (or should be) transferred to the Outdoor Products Group pursuant to Section 2.05.

“Vista Outdoor Employee Liabilities” means (a) all actual or potential Liabilities, including Liabilities in connection with providing compensation and benefits, that arise (i) before, on or after the Distribution Date with respect to the employment of any Vista Outdoor Employee or Former Vista Outdoor Employee or (ii) except as otherwise explicitly provided in this Agreement, before, on or after the Distribution Date under any Vista Outdoor Benefit Plan (other than an Outdoor Products Benefit Plan), (b) fifty percent (50%) of all actual or potential Liabilities, including Liabilities in connection with providing compensation and benefits that arise before, on or after the Distribution Date with respect to the employment of any Former Shared Services Employee and (c) all actual or potential Liabilities as expressly provided under this Agreement. Notwithstanding the forgoing, the Specified Vista Outdoor Liabilities shall be deemed to be Vista Outdoor Employee Liabilities.

“Vista Outdoor ESPP” means the Vista Outdoor Employee Stock Purchase Plan, as amended and restated from time to time.

“Vista Outdoor FSA” has the meaning set forth in Section 4.07.

“Vista Outdoor Option Award” means an option to purchase Vista Outdoor Shares granted under the Vista Outdoor Stock Plans and outstanding (whether vested or unvested) as of immediately prior to the Distribution Date.

“Vista Outdoor Pension Plan” has the meaning set forth in Section 3.03.

“Vista Outdoor Plan HSA” has the meaning set forth in Section 4.08.

“Vista Outdoor Pre-Distribution Stock Price” means the closing price per share of Vista Outdoor Shares trading “regular way with due bills” during the last full Trading Session immediately prior to the Effective Time.

“Vista Outdoor PSU Award” means a performance stock unit granted under the Vista Outdoor Stock Plans and outstanding and unvested as of immediately prior to the Distribution Date, excluding each Specified Vista Outdoor PSU Award.

“Vista Outdoor Restricted Individual” means (a) each Former Vista Outdoor Employee or Former Shared Services Employee, in each case, whose employment was terminated after January 1, 2023 but prior to the Distribution Date, (b) each Vista Outdoor Employee employed after the Distribution Date or whose termination of employment occurs on or after the Distribution Date and (c) each individual whom the Parties agree should have been an Vista Outdoor Employee in accordance with Section 2.02 and whose termination of employment occurs on or after the Distribution Date.

“Vista Outdoor RSU Award” means a restricted stock unit (or portion thereof) granted under the Vista Outdoor Stock Plans and outstanding and unvested as of immediately prior to the Distribution Date, excluding each Vista Outdoor PSU Award.

“Vista Outdoor Shares” has the meaning set forth in the recitals of this Agreement.

“Vista Outdoor Stock Plans” means the Vista Outdoor 2014 Stock Incentive Plan and the Vista Outdoor 2020 Stock Incentive Plan, each as amended and restated from time to time.

“Vista Outdoor TSA Employee” has the meaning set forth in Section 2.05.

“Vista Outdoor Welfare Plan” means a Welfare Plan that is a Vista Outdoor Benefit Plan.

“Vista Outdoor Workers’ Compensation Plan” means any workers’ compensation plan that is a Vista Outdoor Benefit Plan.

“Welfare Plan” means any Benefit Plan that is an employee welfare plan as defined in Section 3(1) of ERISA, without regard to Section 4(b)(4) or 4(b)(5) of ERISA.

“Workers’ Compensation Event” means the event, injury, illness or condition giving rise to a workers’ compensation claim with respect to an Outdoor Products Employee.

“Wrong Pockets Employee” has the meaning set forth in Section 2.02.

SECTION 1.02. Interpretation. Words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other gender as the context requires. The terms “hereof”, “herein”, “herewith” and words of similar import, unless otherwise stated, shall be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement. Article or Section references are to the articles, sections and schedules of or to this Agreement unless otherwise specified. Any definition of or reference to any agreement, instrument or other document herein (including any reference herein to this Agreement) shall, unless otherwise stated, be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified from time to time (subject to any restrictions on such amendments, supplements or modifications set forth herein). Any definition of or reference to any Law shall be construed as referring to such Law as from time to time amended, restated, supplemented or otherwise modified (including by succession of comparable successor Laws), and all references to any statute shall be construed as referring to all rules, regulations, rulings and official interpretations promulgated or issued thereunder. The word “including” and words of similar import when used in this Agreement shall mean “including, without limitation,” unless the context otherwise requires or unless otherwise specified. The word “or” shall not be exclusive. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if.” All references to “$” or dollar amounts are to the lawful currency of the United States of America. In the event that an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring either Party by virtue of the authorship of any provisions hereof.

ARTICLE II

GENERAL ALLOCATION OF LIABILITIES; TRANSITION SERVICES MATTERS

SECTION 2.01. General Allocation of Employee Liabilities. Except as otherwise expressly provided in this Agreement, effective as of the Distribution Date, (a) the members of the Outdoor Products Group shall assume or retain, and the members of the Outdoor Products Group hereby agree to perform, fulfill, pay and discharge in accordance with their respective terms, and shall indemnify, defend and hold harmless the members of the Vista Outdoor Group from and against, the Outdoor Products Employee Liabilities, and (b) the members of the Vista Outdoor Group shall assume or retain, and the members of the Vista Outdoor Group hereby agree to perform, fulfill, pay and discharge in accordance with their respective terms, and shall indemnify, defend and hold harmless the members of the Outdoor Products Group from and against, the Vista Outdoor Employee Liabilities. For the avoidance of doubt, the members of the Vista Outdoor Group and the members of the Outdoor Products Group shall share equally all Liabilities associated with Former Shared Services Employees.

SECTION 2.02. Wrong Pockets. If, after the Distribution, the Parties agree that (a) an employee was not assigned and transferred to a member of the Outdoor Products Group and who, had the Parties given specific consideration to such individual prior to the Distribution, would have otherwise been so transferred prior to the Distribution Date, the Parties shall use their reasonable best efforts to effect such transfer as promptly as reasonably practicable and (b) an employee was assigned and transferred to a member of the Outdoor Products Group and who, had the Parties given specific consideration to such individual prior to the Distribution would not have otherwise been assigned to a member of the Outdoor Products Group or otherwise transferred prior to the Distribution Date (each such employee, a “Wrong Pockets Employee”), the Parties shall use their reasonable best efforts to effect such transfer (including through a termination and rehire) to a member of the Vista Outdoor Group as promptly as reasonably practicable. Any transfer pursuant to this Section 2.02 shall be treated by the Parties for all purposes as if it had occurred immediately prior to the Distribution and such person were an Outdoor Products Employee or Vista Outdoor Employee, as applicable, except (i) as otherwise required by applicable Law and (ii) for purposes of any Liabilities incurred under a Welfare Plan of the Transferor Group. In furtherance of the foregoing, the Group to which such Wrong Pockets Employee is transferred shall reimburse, indemnify and hold harmless the Group from which such Wrong Pockets Employee is transferred (the “Transferor Group”) against all Employee Costs suffered or incurred by the Transferor Group in respect of such Wrong Pockets Employee. Any dispute arising under this Section 2.02 shall be resolved in the manner set forth in Section 11.01 of the Transition Services Agreement, mutatis mutandis; provided that any such Disputes (as defined in the Transition Services Agreement) shall instead be considered by a representative designated by the Party for purposes of resolving such Dispute.

SECTION 2.03. No Employment Obligation. Notwithstanding anything to the contrary contained herein, nothing in this Agreement shall create any obligation on the part of the Outdoor Products Group or the Vista Outdoor Group to continue the employment of any employee for any definite period following the Distribution Date or to change the employment status of any employee from “at will”. Unless required pursuant to the terms of the applicable Benefit Plan or applicable Law, the Parties agree that none of the Transactions shall result in any Outdoor Products Employee or Vista Outdoor Employee being deemed to have incurred a termination of employment or being eligible to receive severance benefits solely as a result of any transfer of employment between any of the Parties on or prior to the Distribution.

SECTION 2.04. Transition Services. Notwithstanding anything in this Agreement to the contrary regarding any obligation of Outdoor Products to have established any Outdoor Products Benefit Plans as of the Distribution Date or for Outdoor Products Employees and their dependents to cease participation in Vista Outdoor Benefit Plans as of the Distribution Date, the Parties may agree, including through the Transition Services Agreement, to allow for the later establishment of one or more Outdoor Products Benefit Plans and permit the continued participation of Outdoor Products Employees and their dependents in the corresponding Vista Outdoor Benefit Plans for a limited period of time following the Distribution Date. Notwithstanding anything to the contrary in this Agreement, the Transition Services Agreement shall exclusively govern the allocation of Liabilities related to the provision of transition services.

SECTION 2.05. Delayed Transfer Employees. With respect to each Outdoor Products Employee listed on Schedule B (an “Outdoor Products TSA Employee”), Vista Outdoor (or a member of the Vista Outdoor Group) shall make an offer of employment to such individual no later than the last day of the Applicable Termination Date (as defined in the Transition Services Agreement) for the Transition Services Agreement service to which such individual’s employment relates. With respect to each Vista Outdoor Employee listed on Schedule C (a “Vista Outdoor TSA Employee” and, collectively with each Outdoor Products TSA Employee, the “TSA Employees”), Outdoor Products (or a member of the Outdoor Products Group) shall make an offer of employment to such individual no later than the last day of the Applicable Termination Date for the Transition Services Agreement service to which such individual’s employment relates. Offers of employment described in this Section 2.05 shall be on substantially similar terms and conditions, including in respect of compensation and benefits, as those provided to the applicable TSA Employee immediately prior to the Distribution, except for merit wage adjustments in the ordinary course of business or as may otherwise be agreed in writing by the Parties. Following the employment commencement date provided in any offer of employment described in this Section 2.05, (i) each Party shall recognize all service recognized under the comparable Benefit Plans of the other Party in respect of the applicable TSA Employee for purposes of determining eligibility, participation, vesting and calculation of benefits under comparable plans and programs maintained by the Vista Outdoor Group or Outdoor Products Group, as applicable; provided that there shall be no duplication of benefits for such TSA Employee under such plans and programs and (ii) no member of the Outdoor Products Group shall continue to provide employment to the applicable Outdoor Products TSA Employee and no member of the Vista Outdoor Group shall continue to provide employment to the applicable Vista Outdoor TSA Employee. For all purposes of this Agreement, each Outdoor Products TSA Employee shall be deemed an Outdoor Products Employee and each Vista Outdoor TSA Employee shall be deemed a Vista Outdoor Employee, in each case, until his or her termination of continuous service with the Outdoor Products Group or Vista Outdoor Group, as applicable, following the Distribution Date in accordance with this Section 2.05. The Parties shall reasonably cooperate to the extent necessary to give proper effect to the other provisions of this Agreement in connection with any TSA Employee.

ARTICLE III

PENSION AND RETIREMENT PLANS

SECTION 3.01. Qualified Defined Contribution Plans. (a) Establishment of the Outdoor Products 401(k) Plan. Effective on or before the Distribution Date, Outdoor Products shall adopt, establish and maintain a defined contribution plan and trust for the benefit of Outdoor Products Employees that is intended to be qualified under Section 401(a) of the Code and exempt from federal income tax under Section 501(a) of the Code (the “Outdoor Products 401(k) Plan”). The members of the Outdoor Products Group shall take all necessary and appropriate actions to establish, maintain and administer the Outdoor Products 401(k) Plan so that it qualifies under Section 401(a) of the Code and the related trust thereunder is exempted from Federal income taxable under Section 501(a)(1) of the Code. For the avoidance of doubt, nothing in this Agreement shall be construed to require Outdoor Products to maintain any investment option that the fiduciaries of the Outdoor Products 401(k) Plan deem to be imprudent or inappropriate for the Outdoor Products 401(k) Plan or that cannot be maintained without commercially unreasonably cost or administrative burden for such plan and its administrator.

(b) Trust to Trust Transfer of Liabilities. Subject to the transfer of Assets described in Section 3.01(c), effective on the Distribution Date, members of the Outdoor Products Group and the Outdoor Products 401(k) Plan shall assume and be solely responsible for all Liabilities under the Vista Outdoor 401(k) Plan for or relating to the Outdoor Products Employees. From and after the Distribution Date, the members of the Outdoor Products Group shall be responsible for all ongoing rights of or relating to Outdoor Products Employees for future participation (including the right to make contributions through payroll deductions) in the Outdoor Products 401(k) Plan.

(c) Trust to Trust Transfer of Assets. On or as soon as practicable following the Distribution Date, members of the Vista Outdoor Group shall cause (including by exercising their contractual right to receive services under the Transition Services Agreement) the account balances (including outstanding loan balances, if any) in the Vista Outdoor 401(k) Plan (or its related trust) attributable to Outdoor Products Employees to be transferred in cash and in-kind (including participant loans) to the Outdoor Products 401(k) Plan (or its related trust), and members of the Outdoor Products Group shall cause the Outdoor Products 401(k) Plan (or its related trust) to accept such transfer of accounts and underlying Assets. Such transfers shall be conducted in accordance with Section 414(l) of the Code, Treasury Regulation 1.414(l)-1 and Section 208 of ERISA. Without limiting the generality of the foregoing, the fiduciaries of the Outdoor Products 401(k) Plan and the Vista Outdoor 401(k) Plan shall cooperate in good faith to effect the transfers contemplated by this Section 3.01(c) in an efficient and effective manner and in the best interests of participants and beneficiaries, including determining whether and to what extent any investments held under the Vista Outdoor 401(k) Plan (other than participant loans) shall be liquidated prior to the date of such transfer in order to enable the value of such investments to be transferred to the Outdoor Products 401(k) Plan in cash or cash equivalents.

(d) Employer 401(k) Plan Contributions. The Vista Outdoor Group shall remain responsible for making all employer contributions under the Vista Outdoor 401(k) Plan with respect to any Outdoor Products Employee relating to the period prior to the Distribution Date; provided that any such employer contributions shall be made by the Vista Outdoor Group prior to any transfer of Liabilities and Assets pursuant to Sections 3.01(b) and (c). The Outdoor Products Group shall be responsible for all employer contributions under the Outdoor Products 401(k) Plan with respect to Outdoor Products Employees relating to the period commencing on the Distribution Date.

(e) Limitation of Liability; Cooperation. The Vista Outdoor Group shall have no Liability with respect to the Outdoor Products 401(k) Plan following the Distribution Date, including responsibility for any failure of Outdoor Products to properly administer the Outdoor Products 401(k) Plan in accordance with its terms and applicable Law and any failure to properly administer the accounts of Outdoor Products Employees and their respective beneficiaries in such Outdoor Products 401(k) Plan. Subject to the last sentence of Section 2.04, Outdoor Products shall have no Liability with respect to the Vista Outdoor 401(k) Plan following the Distribution Date, including responsibility for any failure of Vista Outdoor to properly administer the Vista Outdoor 401(k) Plan in accordance with its terms and applicable Law and any failure to properly administer the accounts of current or former employees of Vista Outdoor or Outdoor Products and their respective beneficiaries in such Vista Outdoor 401(k) Plan.

(f) Non-U.S. Qualified Defined Contribution Plans. Except as otherwise agreed by the Parties, Vista Outdoor and Outdoor Products agree to use commercially reasonable efforts to treat each Vista Outdoor Benefit Plan that is a defined contribution plan for the benefit of employees outside of the United States (each, a “Non-U.S. DC Plan”) in a manner that is consistent with applicable Law and, to the extent practicable, the general principles of this Section 3.01, such that the members of the Outdoor Products Group shall assume and be solely responsible for all Liabilities under the Non-U.S. DC Plans for or relating to Outdoor Products Employees, subject to the transfer of any Assets under such Non-U.S. DC Plan for or relating to Outdoor Products Employees.

SECTION 3.02. Non-Qualified Defined Contribution Plans. Effective on or before the Distribution Date, Outdoor Products shall adopt, establish and maintain a defined contribution supplemental executive retirement plan for the benefit of Outdoor Products Employees (the “Outdoor Products DC SERP”) that is substantially similar to the Vista Outdoor DC SERP. Effective as of the Distribution Date, the Outdoor Products Group shall assume all Liabilities attributable to the Outdoor Products Employees under the Vista Outdoor DC SERP. Effective as of the Distribution Date, to the extent permitted by applicable Law, Outdoor Products shall cause the Outdoor Products DC SERP to recognize and maintain all elections (including deferral, distribution and investment elections) and beneficiary designations with respect to the Outdoor Products Employees who participated under the Vista Outdoor DC SERP until a new election that by its terms supersedes the original election is made by the Outdoor Products Employee in accordance with applicable Law and the terms and conditions of the Outdoor Products DC SERP.

SECTION 3.03. Qualified Defined Benefit Pension Plans. Following the Distribution Date, the Vista Outdoor Group shall retain sponsorship of the Vista Outdoor Pension and Retirement Plan (the “Vista Outdoor Pension Plan”), and Vista Outdoor or the Vista Outdoor Pension Plan shall retain all Assets and Liabilities arising out of or relating to the Vista Outdoor Pension Plan, including those relating to each Outdoor Products Employee and Former Outdoor Products Employee (and their respective beneficiaries) in connection with his or her service prior to the Distribution (including the obligation to make all payments or distributions with respect to such Liabilities in accordance with the terms of the Vista Outdoor Pension Plan). Following the date of this Agreement, the Vista Outdoor Group and the Outdoor Products Group shall use commercially reasonable efforts to cooperate in administering the Vista Outdoor Pension Plan in connection with providing benefits to Outdoor Products Employees and Former Outdoor Products Employees in accordance with the terms of the Vista Outdoor Pension Plan, including by exchanging any necessary participant records. For the avoidance of doubt, in no event shall any Outdoor Products Employee who is not a participant in, or has not vested in a benefit under, the Vista Outdoor Pension Plan prior to the Distribution Date become eligible to receive payments or benefits under the Vista Outdoor Pension Plan following the Distribution Date.

SECTION 3.04. Non-Qualified Defined Benefit Pension Plans. Following the Distribution Date, the Vista Outdoor Group shall retain sponsorship of the Vista Outdoor DB SERP, and Vista Outdoor or the Vista Outdoor DB SERP, as applicable, shall retain all Assets and Liabilities arising out of or relating to the Vista Outdoor DB SERP, including those relating to each Outdoor Products Employee and Former Outdoor Products Employee (and their respective beneficiaries) in connection with his or her service prior to the Distribution (including the obligation to make all payments or distributions with respect to such Liabilities in accordance with the terms of the Vista Outdoor DB SERP). Following the date of this Agreement, the Vista Outdoor Group and the Outdoor Products Group shall use commercially reasonable efforts to cooperate in administering the Vista Outdoor DB SERP in connection with providing benefits to Outdoor Products Employees and Former Outdoor Products Employees in accordance with the terms of the Vista Outdoor DB SERP, including by exchanging any necessary participant records. The payment or distribution of any compensation to which any Outdoor Products Employee or Former Outdoor Products Employee (and their respective beneficiaries) is entitled under the Vista Outdoor DB SERP shall occur upon the time or times provided for under the applicable Vista Outdoor DB SERP and such Outdoor Products Employee’s or Former Outdoor Products Employee’s deferral or distribution elections, as applicable. For the avoidance of doubt, in no event shall any Outdoor Products Employee who is not a participant in, or has not vested in a benefit under, the Vista Outdoor DB SERP prior to the Distribution Date become eligible to receive payments or benefits under the Vista Outdoor DB SERP following the Distribution Date.

ARTICLE IV

WELFARE PLANS

SECTION 4.01. Establishment of the Outdoor Products Welfare Plans. Effective no later than Distribution Date, Outdoor Products shall have adopted, established and maintained Welfare Plans for the benefit of Outdoor Products Employees (the “Outdoor Products Welfare Plans”).

SECTION 4.02. Coverage of Outdoor Products Employees. No later than the Distribution Date, each Outdoor Products Employee shall have become eligible to participate in the Outdoor Products Welfare Plans, subject to the terms of such plans. To the extent applicable to any Outdoor Products Welfare Plans in which Outdoor Products Employees become eligible as of the Distribution Date that provide benefits similar to the benefits that had been provided to such persons under a Vista Outdoor Welfare Plan immediately prior to such date, Outdoor Products shall cause the Outdoor Products Welfare Plans to recognize all coverage and contribution elections made by the Outdoor Products Employees under the Vista Outdoor Welfare Plans in effect for the period immediately prior to the Distribution Date and shall apply such elections under the Outdoor

Products Welfare Plans for the remainder of the period or periods for which such elections are by their terms applicable. All beneficiary designations made by Outdoor Products Employees under the Vista Outdoor Welfare Plans shall, to the extent applicable, be transferred to, and be in full force and effect under, the Outdoor Products Welfare Plans until such beneficiary designations are replaced or revoked by the Outdoor Products Employee who made the beneficiary designation in accordance with the terms of such plans. With respect to each Outdoor Products Employee, each Outdoor Products Welfare Plan shall provide that for purposes of determining eligibility to participate, vesting and calculation of, and entitlement to, benefits, service by the Outdoor Products Employee prior to the Distribution Date with Vista Outdoor and its Subsidiaries (including members of the Outdoor Products Group prior to the Distribution) shall be treated as service with the Outdoor Products Group. Outdoor Products shall cause each Outdoor Products Welfare Plan to waive any waiting periods, evidence of insurability requirements and the application of any preexisting condition limitations with respect to each Outdoor Products Employee (and, if applicable, such Outdoor Products Employee’s participating spouse and/or dependents). Outdoor Products shall cause each Outdoor Products Welfare Plan to honor any deductible, co-payment and out-of-pocket maximums incurred by each Outdoor Products Employee (and, if applicable, such Outdoor Products Employee’s participating spouse and/or dependents) under the Vista Outdoor Welfare Plans in which such Outdoor Products Employee participated immediately prior to the Distribution Date, if any, in satisfying any deductibles, co-payments or out-of-pocket maximums under the Outdoor Products Welfare Plans in which such Outdoor Products Employee is eligible to participate after the Distribution Date in the same plan year in which any such deductibles, co-payments or out-of-pocket maximums were incurred. All amounts credited or applied to any annual or lifetime benefit limitation under a Vista Outdoor Welfare Plan with respect to an Outdoor Products Employee (and, if applicable, such Outdoor Products Employee’s participating spouse and/or dependents) shall be credited or applied to the annual or lifetime benefit limitation for such Outdoor Products Employee (and, if applicable, such Outdoor Products Employee’s participating spouse and/or dependents) under the corresponding Outdoor Products Welfare Plan.

SECTION 4.03. Welfare Plan Liabilities. (a) Outdoor Products Liabilities. Except as provided in Section 2.02 or Section 4.03(b), the Outdoor Products Group and the Outdoor Products Welfare Plans, as applicable, shall retain and be responsible for all claims for welfare benefits (and for any Liabilities arising as a result of such claims) incurred with respect to any Outdoor Products Employee (and, if applicable, such Outdoor Products Employee’s participating spouse and/or dependents) on or after the Distribution Date under the Outdoor Products Welfare Plans, and no member of the Vista Outdoor Group or the Vista Outdoor Welfare Plans shall assume or retain any such Liabilities.

(b) Vista Outdoor Liabilities. Following the Distribution, the Vista Outdoor Group shall retain sponsorship of the Vista Outdoor Welfare Plans and retain the right to any rebate earned in respect of such plans. Except as provided in Sections 4.04, 4.05 and 4.07 and subject to the last sentence of Section 2.04, the Vista Outdoor Group and the Vista Outdoor Welfare Plans shall retain and continue to be responsible for all claims for welfare benefits (and for any Liabilities arising as a result of such claims) incurred prior to the Distribution Date with respect to any Outdoor Products Employee or Former Outdoor Products Employee (and, if applicable, such Outdoor Products Employee’s or Former Outdoor Products Employee’s participating spouse and/or dependents), whether such claims have been paid or remain unpaid as of such date, and the Outdoor Products Welfare Plans shall not assume or retain any such Liabilities.

(c) Claims Incurred. Claims for purposes of this Section 4.03 shall be considered to be incurred as follows: (i) health, dental, vision, employee assistance program and prescription drug benefits (including in respect of hospital confinement), upon provision of such services, materials or supplies and (ii) life, long-term disability, accidental death and dismemberment and business travel accident insurance benefits, upon the death, cessation of employment, injury, illness, or other event giving rise to such benefits.

SECTION 4.04. Disability. Outdoor Products shall assume all Liabilities related to short- and long-term disability benefits payable to any Outdoor Products Employee or Former Outdoor Products Employee from and after the Distribution Date, even if the disability giving rise to the benefits first occurred before the Distribution Date.

SECTION 4.05. Workers’ Compensation Claims. Effective on or before the Distribution Date, Outdoor Products shall adopt, establish and maintain a workers’ compensation plan of the Outdoor Products Group (each, a “Outdoor Products Workers’ Compensation Plan”) for the benefit of Outdoor Products Employees. In the case of any workers’ compensation claim of any Outdoor Products Employee in respect of his or her employment with the Vista Outdoor Group or the Outdoor Products Group, such claim shall be covered (a) under the applicable Vista Outdoor Workers’ Compensation Plan if the Workers’ Compensation Event occurred prior to the Distribution Date and (b) under the applicable Outdoor Products Workers’ Compensation Plan if the Workers’ Compensation Event occurs on or after the Distribution Date. If the Workers’ Compensation Event occurs over a period both preceding and following the Distribution, the claim shall be jointly covered under the Vista Outdoor Workers’ Compensation Plan and the Outdoor Products Workers’ Compensation Plan and shall be equitably apportioned between them based upon the relative periods of time that the Workers’ Compensation Event transpired preceding and following the Distribution.

SECTION 4.06. COBRA. In the event that a Former Outdoor Products Employee (or his or her qualified beneficiary) was receiving, or was eligible to receive, continuation health coverage pursuant to COBRA prior to the Distribution Date, Vista Outdoor and the applicable Vista Outdoor Welfare Plans shall be responsible for all such Liabilities to such employee (or his or her eligible dependents) in respect of COBRA. In the event an Outdoor Products Employee or his or her qualified beneficiary becomes eligible to receive continuation health coverage pursuant to COBRA on or following the Distribution Date, Outdoor Products and the Outdoor Products Welfare Plans shall be responsible for all Liabilities to such employee or former employee (or his or her eligible dependents) in respect of COBRA. Outdoor Products shall indemnify, defend and hold harmless the members of the Vista Outdoor Group from and against all Liabilities relating to, arising out of or resulting from COBRA provided by Outdoor Products, or the failure of Outdoor Products to meet its COBRA obligations, to Outdoor Products Employees and their respective eligible dependents. Vista Outdoor shall indemnify, defend and hold harmless Outdoor Products from and against all Liabilities relating to, arising out of or resulting from COBRA provided by Vista Outdoor, or the failure of Vista Outdoor to meet its COBRA obligations, to any Vista Outdoor Employee, Former Vista Outdoor Employee or Former Outdoor Products Employee and their respective eligible dependents. The Vista Outdoor Welfare Plans shall not treat the Distribution as a COBRA qualifying event for any Outdoor Products Employee (or any eligible dependent of an Outdoor Products Employee).

SECTION 4.07. Flexible Spending Accounts. Effective no later than the Distribution Date, Outdoor Products shall have adopted, established and maintained a flexible spending account plan for the benefit of Outdoor Products Employees (the “Outdoor Products FSA”). As of the Distribution Date, each Outdoor Products Employee shall become eligible to participate in the Outdoor Products FSA, subject to the terms of such plan. Effective as of the Distribution Date, the Outdoor Products FSA shall credit or debit the applicable account of each Outdoor Products Employee who, as of the Distribution Date, was a participant in the flexible spending account plan maintained by the Vista Outdoor Group (the “Vista Outdoor FSA”) with an amount equal to the balance of his or her account under the Vista Outdoor FSA as of the Distribution Date and shall continue his or her elections thereunder. If the claims made against an Outdoor Products Employee’s Vista Outdoor FSA account prior to the Distribution Date exceed the amounts credited to such account at the Distribution Date, Outdoor Products shall reimburse the Vista Outdoor Group for the aggregate amount of such difference. If the amounts credited to an Outdoor Products Employee’s Vista Outdoor FSA account at the Distribution Date exceed the claims made against such account prior to the Distribution Date, the Vista Outdoor Group shall reimburse Outdoor Products for the aggregate amount of such difference. As of the Distribution Date, the Outdoor Products FSA and the Outdoor Products Group shall assume responsibility for all outstanding dependent care and medical care claims under the Vista Outdoor FSA of each Outdoor Products Employee and shall assume and perform the obligations from and after the Distribution Date. From and after the Distribution Date, the Vista Outdoor Group shall provide Outdoor Products with such information within the Vista Outdoor Group’s possession that Outdoor Products may reasonably request to enable it to verify any claims or contribution information pertaining to the Vista Outdoor FSA.

SECTION 4.08. Health Savings Accounts. Any Outdoor Products Employee who was contributing to a health savings account in connection with the Outdoor Employee’s participation in the Vista Outdoor Welfare

Plans (a “Vista Outdoor Plan HSA”) shall retain ownership of such Vista Outdoor Plan HSA following the Distribution Date. Outdoor Products shall take all actions as are necessary to enable any eligible Outdoor Products Employee to make health savings account contributions in connection with such Outdoor Products Employee’s participation in the Outdoor Products Welfare Plans (a “Outdoor Products Plan HSA”) following the Distribution Date. Following the date of this Agreement, the Parties shall use commercially reasonable efforts to cooperate in transferring the Vista Outdoor Plan HSAs of Outdoor Products Employees to the respective Outdoor Products Plan HSAs of such Outdoor Products Employees.

SECTION 4.09. PTO Buy Plan. As of the Distribution Date, each Outdoor Products Employee shall cease participation in the paid-time off buy and sell plan maintained by the Vista Outdoor Group (the “Vista Outdoor PTO Buy”) and shall become eligible to participate in a paid-time off buy and sell plan established by Outdoor Products (the “Outdoor Products PTO Buy”), subject to the terms of such plan. Effective as of the Distribution Date, the Vista Outdoor PTO Buy shall credit or debit the applicable account of each Outdoor Products Employee who, as of the Distribution Date, was a participant in the Vista Outdoor PTO Buy with an amount equal to the balance of his or her account under the Vista Outdoor PTO Buy as of the Distribution Date, and shall continue his or her elections thereunder. If the claims made against an Outdoor Products Employee’s Vista Outdoor PTO Buy account prior to the Distribution Date exceed the amounts credited to such account at the Distribution Date, Outdoor Products shall reimburse Vista Outdoor for the aggregate amount of such difference. If the amounts credited to an Outdoor Products Employee’s Vista Outdoor PTO Buy at the Distribution Date exceed the claims made against such account prior to the Distribution Date, Vista Outdoor shall reimburse Outdoor Products for the aggregate amount of such difference. As of the Distribution Date, the Outdoor Products PTO Buy and the Outdoor Products Group shall assume responsibility for payment of all paid time off purchased by an Outdoor Products Employee before the Distribution Date but unused as of the Distribution Date, consistent with the terms of the Outdoor Products PTO Buy. From and after the Distribution Date, Vista Outdoor shall provide Outdoor Products with such information within Vista Outdoor’s possession that Outdoor Products may reasonably request to enable it to verify any claims or contribution information pertaining to the Vista Outdoor PTO Buy.

ARTICLE V

CERTAIN OTHER ARRANGEMENTS

SECTION 5.01. Other Outdoor Products Benefit Arrangements. Effective on or before the Distribution Date, the Outdoor Products Group may adopt, establish and maintain Benefit Plans (other than Welfare Plans providing post-employment benefits other than COBRA and Pension Plans for the benefit of Outdoor Products Employees who are principally employed in the United States) for the benefit of Outdoor Products Employees and shall be solely responsible for all Liabilities with respect to such Outdoor Products Benefit Plans.

SECTION 5.02. No Change in Control. The Distribution shall not constitute a “change in control” (or term of similar meaning) for purposes of any Vista Outdoor Benefit Plan.

SECTION 5.03. Annual Bonuses. Effective on the Distribution Date, the Outdoor Products Group shall assume all Liabilities under the 2024 AIPs with respect to the Outdoor Products Employees and be responsible for the administration and payment of all such annual incentives earned thereunder and the Vista Outdoor Group shall have no Liability in respect of such annual incentives. Without limiting the foregoing, prior to the Distribution, the Vista Outdoor board of directors shall determine the level of performance achievement (and applicable annual incentive award) for the portion of fiscal 2024 prior to the Distribution based on prorated full-year performance.

SECTION 5.04. Severance. On or before the Distribution Date, the Outdoor Products Group shall assume, or enter into, severance plans, agreements or arrangements for Outdoor Products Employees with respect to all terminations of employment (or similar triggering events) that occur on or after the Distribution Date, and shall be solely responsible for administering and paying all benefits under such plans, agreements or arrangements

(including an income protection plan). Effective as of the Distribution Date, Vista Outdoor shall have no Liability with respect to any severance benefits payable to Outdoor Products Employees under such plans, agreements or arrangements. It is intended that no Outdoor Products Employee or Vista Outdoor Employee shall be eligible for termination or severance payments or benefits from the Vista Outdoor Group or the Outdoor Products Group as a result of the transfer or change of employment from one Party to the other or the occurrence of the Distribution.

SECTION 5.05. Non-Solicitation/No-Hire. Except as otherwise agreed by the Parties, during the period beginning on the Distribution Date and ending on the second anniversary of the Distribution Date, (a) no member of the Outdoor Products Group shall solicit for employment or hire (as an employee, consultant or otherwise) any Vista Outdoor Restricted Individual and (b) no member of the Vista Outdoor Group shall solicit for employment or hire (as an employee, consultant or otherwise) any Outdoor Products Restricted Individual. In addition, except as otherwise agreed by the Parties, during the period beginning on the employment commencement date in an offer of employment to a TSA Employee in accordance with Section 2.05, no member of the Outdoor Products Group or Vista Outdoor Group, as applicable, shall solicit for employment or hire (as an employee, consultant or otherwise) such TSA Employee. Notwithstanding the foregoing, this Section 5.05 shall not restrict an individual’s right of employment, nor does it restrict general, customary employment advertisements and recruiting efforts that are not targeted at, as applicable, Vista Outdoor Restricted Individuals or Outdoor Products Restricted Individuals. If a final and non-appealable judicial determination is made that any provision of this Section 5.05 constitutes an unreasonable or otherwise unenforceable restriction with respect to any particular jurisdiction, the provisions of this Section 5.05 shall not be rendered void but shall be deemed to be modified solely with respect to the applicable jurisdiction to the minimum extent necessary to remain in force and effect for the greatest period and to the greatest extent that such court determines constitutes a reasonable restriction under the circumstances.

SECTION 5.06. Employee Discount Program. The Parties agree that during the period beginning on the Distribution Date and ending on the first anniversary of the Distribution Date, (a) Vista Outdoor shall, and shall cause each member of the Vista Outdoor Group to, provide the products sold by the Vista Outdoor Business at a discount to any individual who is employed by the Outdoor Products Group and (b) Outdoor Products shall, and shall cause each member of the Outdoor Products Group to, provide the products sold by the Outdoor Products Business at a discount to any individual who is employed by the Vista Outdoor Group, in each case in accordance with the terms and subject to the limitations set forth on Schedule D.

ARTICLE VI

STOCK PLANS

SECTION 6.01. Outdoor Products Stock Plan. Effective on or before the Distribution Date, Outdoor Products shall adopt, establish and maintain an equity compensation plan (the “Outdoor Products Stock Plan”).

SECTION 6.02. Restricted Stock Units. (a) Restricted Stock Units Held by Outdoor Products Employees. Each Vista Outdoor RSU Award held as of immediately prior to the Distribution by any Outdoor Products Employee shall be converted into an Outdoor Products restricted stock unit award granted under the Outdoor Products Stock Plan (a “Substitute Outdoor Products RSU Award”). The number of Outdoor Products Shares subject to each such Substitute Outdoor Products RSU Award shall be equal to the number of Vista Outdoor Shares that remain subject to the applicable Vista Outdoor RSU Award as of immediately prior to the Distribution multiplied by the Outdoor Products Conversion Ratio. Each Substitute Outdoor Products RSU Award held by an Outdoor Products Employee shall have substantially the same terms and conditions (including vesting schedule) as the corresponding Vista Outdoor RSU Award to which it relates, except as provided herein, and shall continue to vest based solely on continued service with the Outdoor Products Group.

(b) Restricted Stock Units Held by Continuing Non-Employee Directors. Each Vista Outdoor RSU Award held as of immediately prior to the Distribution by any Continuing Non-Employee Director shall be adjusted and converted into both a Post-Separation Vista Outdoor RSU Award and a Substitute Outdoor Products RSU Award. The number of Vista Outdoor Shares subject to each such Post-Separation Vista Outdoor RSU Award shall be equal to the number of Vista Outdoor Shares that remain subject to the applicable Vista Outdoor RSU Award as of immediately prior to the Distribution, and the number of Outdoor Products Shares subject to each such Substitute Outdoor Products RSU Award shall be equal to the number of Vista Outdoor Shares that remain subject to the applicable Vista Outdoor RSU Award as of immediately prior to the Distribution multiplied by the Outdoor Products Conversion Ratio. Each Post-Separation Outdoor Products RSU Award and Substitute Outdoor Products RSU Award shall have substantially the same terms and conditions (including vesting schedule) as the corresponding Vista Outdoor RSU Award to which it relates, except as provided herein.

SECTION 6.03. Performance Stock Unit Awards.

(a) Vista Outdoor PSU Awards. Each Vista Outdoor PSU Award held as of immediately prior to the Distribution by any Outdoor Products Employee shall be converted into a Substitute Outdoor Products RSU Award. The number of Outdoor Products Shares subject to each such Substitute Outdoor Products RSU Award shall be equal to the number of Vista Outdoor Shares that remain subject to the applicable Vista Outdoor PSU Award as of immediately prior to the Distribution multiplied by the Outdoor Products Conversion Ratio assuming, as applicable, achievement of (i) 100% of target performance, in the case of Vista Outdoor PSU Awards in respect of fiscal years 2022-2024 and 2024-2026 and (ii) 33.33% of target performance, in the case of Vista Outdoor PSU Awards in respect of fiscal years 2023-2025. Each Substitute Outdoor Products RSU Award shall have substantially the same terms and conditions (including time-vesting schedule) as the corresponding Vista Outdoor PSU Award to which it relates, except as provided herein, and shall continue to vest based on continued service with the Outdoor Products Group.

(b) Specified Vista Outdoor PSU Awards. Each Specified Vista Outdoor PSU Award held as of immediately prior to the Distribution by any Outdoor Products Employee shall be converted into an Outdoor Products performance-based restricted stock unit award granted under the Outdoor Products Stock Plan (a “Substitute Outdoor Products PSU Award”). The target number of Outdoor Products Shares subject to each such Substitute Outdoor Products PSU Award shall be equal to the target number of Vista Outdoor Shares that remain subject to the applicable Specified Vista Outdoor PSU Award as of immediately prior to the Distribution multiplied by the Outdoor Products Conversion Ratio. Each such Substitute Outdoor Products PSU Award shall have substantially the same terms and conditions (including performance conditions and vesting schedule) as the corresponding Specified Vista Outdoor PSU Award to which it relates, except as provided herein.

SECTION 6.04. Option Awards. Each Vista Outdoor Option Award held as of immediately prior to the Distribution, whether vested or unvested, by any Outdoor Products Employee shall be converted into an option to purchase Outdoor Products Shares granted under the Outdoor Products Stock Plan (a “Substitute Outdoor Products Option Award”). The number of Outdoor Products Shares subject to each such Substitute Outdoor Products Option Award shall be equal to (a) the number of Vista Outdoor Shares issuable upon the exercise of the applicable Vista Outdoor Option Award as of immediately prior to the Distribution multiplied by (b) the Outdoor Products Conversion Ratio, rounded down to the nearest whole share. Each Substitute Option Award shall have a per-share exercise price equal to the (i) the per-share exercise price of the corresponding Vista Outdoor Option Award immediately prior to the Distribution, divided by (ii) the Outdoor Products Conversion Ratio, rounded up to the nearest cent. Each Substitute Outdoor Products Option Award shall have substantially the same terms and conditions (including vesting schedule) as the corresponding Vista Outdoor Option Award to which it relates, except as provided herein, and shall continue to vest based solely on continued service with the Outdoor Products Group.

SECTION 6.05. Deferred Stock Units. Each Vista Outdoor DSU Award held as of immediately prior to the Distribution by any Continuing Non-Employee Director shall be adjusted and converted into both a Post-Separation Vista Outdoor DSU Award and an Outdoor Products deferred stock unit award granted under the Outdoor Products Stock Plan (a “Substitute Outdoor Products DSU Award”). The number of Vista Outdoor Shares subject to each such Post-Separation Vista Outdoor DSU Award shall be equal to the number of Vista

Outdoor Shares subject to the applicable Vista Outdoor DSU Award as of immediately prior to the Distribution, and the number of Outdoor Products Shares subject to each such Substitute Outdoor Products DSU Award shall be equal to the number of Vista Outdoor Shares that remain subject to the applicable Vista Outdoor DSU Award as of immediately prior to the Distribution multiplied by the Outdoor Products Conversion Ratio. Each Post-Separation Outdoor Products DSU Award and Substitute Outdoor Products DSU Award shall have substantially the same terms and conditions (including vesting schedule) as the corresponding Vista Outdoor DSU Award to which it relates, except as provided herein.

SECTION 6.06. Specified Provisions Related to Post-Separation Vista Outdoor Awards. With respect to each Post-Separation Vista Outdoor Award, Substitute Outdoor Products RSU Award held by a Continuing Non-Employee Director and Substitute Outdoor Products DSU Award, (a) service to Outdoor Products shall be treated as service to Vista Outdoor and (b) service to Vista Outdoor shall be treated as service to Outdoor Products. In addition, the Distribution shall not constitute a termination of service for purposes of any Post-Separation Vista Outdoor Award, Substitute Outdoor Products RSU Award held by a Continuing Non-Employee Director or Substitute Outdoor Products DSU Award, as applicable.

SECTION 6.07. Approval and Terms of Equity Awards. The Parties shall adopt and approve the issuance of the adjusted and converted awards provided for herein. Notwithstanding the foregoing, awards made under the Outdoor Products Stock Plan pursuant to Outdoor Products’ obligations under this Agreement shall take into account all employment and service with both Vista Outdoor and Outdoor Products, and their respective Subsidiaries and Affiliates, for purposes of determining when such awards vest and terminate. Outdoor Products shall be solely responsible for all Liabilities with respect to the Outdoor Products Stock Plan, including the Substitute Outdoor Products RSU Awards, the Substitute Outdoor Products PSU Awards, the Substitute Outdoor Products Option Awards and the Substitute Outdoor Products DSU Awards, and shall indemnify, defend and hold harmless each of the Vista Outdoor Indemnitees from and against any and all expenses and losses incurred or suffered by one or more of the Vista Outdoor Indemnitees in connection with, relating to, arising out of or due to, directly or indirectly, any conversion of awards substituted hereunder. Following the date of this Agreement, Vista Outdoor and Outdoor Products shall use commercially reasonable efforts to cooperate in administering the vesting, forfeiture and settlement of Post-Separation Vista Outdoor Awards, Substitute Outdoor RSU Awards held by Continuing Non-Employee Directors and Substitute Outdoor Products DSU Awards and each Party shall bear its own costs with respect to the foregoing.

ARTICLE VII

EMPLOYEE STOCK PURCHASE PLAN

SECTION 7.01. Vista Outdoor ESPP. The administrator of the Vista Outdoor ESPP shall take all actions necessary and appropriate to provide that all payroll deductions and other contributions of the participants in the Vista Outdoor ESPP who are Outdoor Products Employees shall cease on or before the Distribution Date. As of the Distribution Date, the members of the Outdoor Products Group shall cease to be Participating Subsidiaries (as defined in the Vista Outdoor ESPP) and the Outdoor Products Employees shall cease to be Eligible Employees (as defined in the Vista Outdoor ESPP), in each case, in accordance with the terms of the Vista Outdoor ESPP.

SECTION 7.02. Outdoor Products ESPP. Effective on or before the Distribution Date, Outdoor Products shall adopt, establish and maintain an employee stock purchase plan (within the meaning of Section 423 of the Code).

ARTICLE VIII

COMPENSATION MATTERS AND GENERAL BENEFIT MATTERS

SECTION 8.01. Cessation of Participation in Vista Outdoor Benefit Plans. Except as otherwise provided in this Agreement or as required by the terms of any Vista Outdoor Benefit Plan or applicable Law, the Vista

Outdoor Group shall take any and all action as shall be necessary or appropriate so that participation in Vista Outdoor Benefit Plans by all Outdoor Products Employees shall terminate as of the close of business on the date immediately prior to the Distribution Date and each member of the Outdoor Products Group shall cease to be a participating employer under the terms of such Vista Outdoor Benefit Plans as of such time.

SECTION 8.02. Administrative Complaints/Litigation.

(a) Except as otherwise provided in this Agreement and as set forth in Section 8.02(b), as of the Distribution Date, Outdoor Products shall assume, conduct the defense of, and be solely liable for, the handling, administration, investigation and defense of actions related to (i) the Outdoor Products Liabilities and (ii) any Outdoor Products Benefit Plan, Outdoor Products Employee, Former Outdoor Products Employee or Former Shared Services Employee, arising before, on or after the Distribution Date, including ERISA, occupational safety and health, employment standards, union grievances, wrongful dismissal, discrimination or human rights and unemployment compensation claims, asserted at any time against the Vista Outdoor Group or the Outdoor Products Group by any Person other than those related to a Vista Outdoor Benefit Plan. Any Liabilities arising from such actions shall be deemed Outdoor Products Liabilities under the Distribution Agreement.

(b) Except as otherwise provided in this Agreement, as of the Distribution Date, Vista Outdoor shall assume, conduct the defense of, and be solely liable for, the handling, administration, investigation and defense of actions related to (i) the Vista Outdoor Liabilities and (ii) any Vista Outdoor Benefit Plan, Vista Outdoor Employee or Former Vista Outdoor Employee, arising before, on or after the Distribution Date, including ERISA, occupational safety and health, employment standards, union grievances, wrongful dismissal, discrimination or human rights and unemployment compensation claims, asserted at any time against the Vista Outdoor Group or the Outdoor Products Group by any Person. Any Liabilities arising from such actions or as otherwise expressly provided in this Agreement shall be deemed Vista Outdoor Liabilities under the Distribution Agreement.

SECTION 8.03. Restrictive Covenants in Employment and Other Agreements. To the extent permitted under applicable Law, following the Distribution, (a) the Outdoor Products Group shall be considered to be a successor to the Vista Outdoor Group for purposes of all agreements containing restrictive covenants (including confidentiality provisions and invention assignments) between the Vista Outdoor Group and any Outdoor Products Employee or Former Outdoor Products Employee executed prior to the Distribution Date and (b) the Vista Outdoor Group shall be considered to be a successor to the Outdoor Products Group for purposes of all agreement containing restrictive covenants (including confidentiality provisions and invention assignments) between the Outdoor Products Group and any Vista Outdoor Employee executed prior to the Distribution Date, in each case, such that the Vista Outdoor Group and the Outdoor Products Group shall all enjoy the rights and benefits under such agreements, with respect to their respective business operations; provided, however, that (i) in no event shall the Vista Outdoor Group be permitted to enforce any restrictive covenants against any Outdoor Products Employees or Former Outdoor Products Employees in their capacity as employees of the Outdoor Products Group and (ii) in no event shall the Outdoor Products Group be permitted to enforce any restrictive covenants against any Vista Outdoor Employees or Former Vista Outdoor Employees in their capacity as employees of the Vista Outdoor Group.

SECTION 8.04. Past Service Credit. With respect to all Outdoor Products Employees, as of the Distribution Date, the Outdoor Products Group shall recognize all service recognized under the comparable Vista Outdoor Benefit Plans for purposes of determining eligibility, participation, vesting and calculation of benefits under comparable plans and programs maintained by the Outdoor Products Group; provided that there shall be no duplication of benefits for Outdoor Products Employees under such Outdoor Products plans and programs. The Vista Outdoor Group shall provide to Outdoor Products copies of any records available to the Vista Outdoor Group to document such service, plan participation and membership and cooperate with Outdoor Products to resolve any discrepancies or obtain any missing data for purposes of determining benefit eligibility, participation, vesting and calculation of benefits with respect to the Outdoor Products Employees. With respect to retaining, destroying, transferring, sharing, copying and permitting access to all such information, the Vista Outdoor Group and Outdoor Products shall each comply with all applicable Laws, regulations and internal policies and each Party shall indemnify and hold harmless the other Party from and against any and all Liability that arises from a failure (by the indemnifying Party) to so comply with all applicable Laws, regulations and internal policies applicable to such information.

SECTION 8.05. Paid Time Off. Effective as of the Distribution Date, the Outdoor Products Group shall recognize and assume all Liability for all paid time off, including vacation, holiday, sick leave and personal days off accrued by Outdoor Products Employees as of the Distribution Date, and the Outdoor Products Group shall credit each Outdoor Products Employee with such accrued days off.

SECTION 8.06. Leaves of Absence. The Outdoor Products Group shall continue to apply all leave of absence policies as in effect immediately prior to the Distribution to inactive Outdoor Products Employees who are on an approved leave of absence as of the Distribution Date. Leaves of absence taken by Outdoor Products Employees prior to the Distribution Date shall be deemed to have been taken as employees of Outdoor Products.

SECTION 8.07. Collective Bargaining Agreements. To the extent required by applicable Law or any Outdoor Products CBA, each Party shall cooperate and consult in good faith to provide notice, engage in consultation, and take any similar action that may be required on its part in connection with the Distribution.

SECTION 8.08. Vista Outdoor Assets. Except as otherwise set forth herein, the Vista Outdoor Group or the Vista Outdoor Benefit Plans, as applicable, shall retain all reserves, bank accounts, trust funds or other balances maintained with respect to Vista Outdoor Benefit Plans.

SECTION 8.09. Further Cooperation; Personnel Records; Data Sharing. The Parties shall provide each other such records and information as reasonably necessary or appropriate to carry out their obligations under applicable Law or this Agreement or for the purposes of administering their respective plans and policies. Subject to the last sentence of Section 2.04, each Party shall be responsible for the accuracy of records and information provided to the other Party pursuant to this Section 8.09 and shall indemnify such other Party for any losses caused by inaccurate information that it has provided (including failure to timely provide such records and information). Subject to applicable Law, all information and records regarding employment and personnel matters of Outdoor Products Employees and Former Outdoor Products Employees shall be accessed, retained, held, used, copied and transmitted after the Distribution Date by the Vista Outdoor Group and Outdoor Products, as applicable, in accordance with all Laws and policies relating to the collection, storage, retention, use, transmittal, disclosure and destruction of such records. Access to such records after the Distribution Date shall be provided to the Vista Outdoor Group and Outdoor Products, as applicable, in accordance with Article VII of the Distribution Agreement. Notwithstanding the foregoing, the Vista Outdoor Group shall retain reasonable access to those records necessary for the Vista Outdoor Group’s continued administration of any plans or programs on behalf of Outdoor Products Employees and Former Outdoor Products Employees after the Distribution Date, and Outdoor Products shall retain reasonable access to those records necessary for the Outdoor Products Group’s administration of any equity award or other compensation or benefit payable or administered by the Outdoor Products Group after the Distribution Date; provided that such access shall be limited to individuals who have a job-related need to access such records. The Vista Outdoor Group shall also retain copies of all confidentiality agreements with any Outdoor Products Employee or Former Outdoor Products Employee in which the Vista Outdoor Group has a valid business interest. With respect to retaining, destroying, transferring, sharing, copying and permitting access to all such information, the Vista Outdoor Group and Outdoor Products shall each comply with all applicable Laws, regulations and internal policies, and each Party shall indemnify and hold harmless the other Party from and against any and all Liability that arises from a failure (by the indemnifying Party) to so comply with all applicable Laws, regulations and internal policies applicable to such information.

SECTION 8.10. Tax Deductions.

(a) Except as provided in this Section 8.10, any income Tax (as defined in the Tax Matters Agreement) deduction arising before or after the Distribution Date with respect to (i) the Vista Outdoor Pension Plan and the

Vista Outdoor DB SERP shall be claimed solely by Vista Outdoor, (ii) (A) shares of Vista Outdoor purchased via the Vista Outdoor ESPP shall be claimed solely by Vista Outdoor and (B) shares of Outdoor Products issued with respect to shares purchased via the Vista Outdoor ESPP shall be claimed solely by Outdoor Products, (iii) Post-Separation Vista Outdoor Awards, Substitute Outdoor Products DSU Awards and Substitute Outdoor Products RSU Awards held by Continuing Non-Employee Directors shall be claimed solely by the Party at which the applicable Continuing Non-Employee Director is a non-employee director following the Distribution Date and (iv) Substitute Outdoor Products RSU Awards held by Outdoor Products Employees, Substitute Outdoor Products PSU Awards and Substitute Outdoor Products Option Awards shall be claimed solely by Outdoor Products.

(b) The Parties shall reasonably cooperate with each other to provide the information (including information from third parties) necessary for the Party entitled pursuant to Section 8.10(a) to a Tax deduction to claim such Tax deduction.

(c) If any taxing authority asserts that any of the foregoing income Tax deductions claimed by the Party entitled to such deduction pursuant to Section 8.10(a) (the “Claiming Party”) should have been claimed instead by the other Party (the “Other Party”), then the Claiming Party shall notify the Other Party of such assertion, and the Other Party shall take all actions reasonably necessary or appropriate to claim such deduction (including, if necessary, filing an amended Tax Return and otherwise preventing the applicable statute of limitations from expiring). If the Other Party successfully claims the income Tax deduction, it shall promptly (but in no event later than 20 business days) pay to the Claiming Party an amount equal to the economic benefit of such deduction (calculated on a “with and without” basis).

ARTICLE IX

GENERAL PROVISIONS

SECTION 9.01. Employment and Plan Rights. Notwithstanding anything to the contrary in this Agreement, the Parties expressly acknowledge and agree that (a) this Agreement is not intended to create a service-related contract between any member of the Vista Outdoor Group or the Outdoor Products Group, on the one hand, and any employee or service provider, on the other, nor may any current or former employee or service provider of the Vista Outdoor Group or the Outdoor Products Group rely on this Agreement as the basis for any breach of any service-related contract claim against any member of the Vista Outdoor Group or the Outdoor Products Group, (b) nothing in this Agreement shall be deemed or construed to require any member of the Vista Outdoor Group or the Outdoor Products Group to continue to employ any particular employee or service provider for any period before or after the Distribution Date, (c) nothing in this Agreement shall be deemed or construed to limit the right of any member of the Vista Outdoor Group or the Outdoor Products Group to terminate the employment or service of any employee or service provider at any time before or after the Distribution Date and (d) nothing in this Agreement shall be construed as establishing or amending any Benefit Plan or any other plan, policy, agreement or arrangement for the benefit of any employee or any other person of the Vista Outdoor Group or the Outdoor Products Group.

SECTION 9.02. Confidentiality. Each Party agrees that any information conveyed or otherwise received by or on behalf of a Party in conjunction herewith is confidential and is subject to the terms of the confidentiality provisions set forth in Section 7.09 of the Distribution Agreement.

SECTION 9.03. Reimbursement and Indemnification. With respect to any reimbursements between the Parties that are required under this Agreement, the Parties agree to reimburse each other, within 30 days of receipt from the other Party of appropriate verification, for all costs and expenses which each may incur on behalf of the other as a result of any of the Benefit Plans. All Liabilities retained, assumed or indemnified against by the Outdoor Products Group pursuant to this Agreement shall be subject to indemnification under Section 6.02 of the Distribution Agreement and all Liabilities retained, assumed or indemnified against by the Vista Outdoor Group pursuant to this Agreement shall be subject to indemnification under Section 6.03 of the Distribution Agreement, and all such Liabilities shall be subject to the indemnification procedures set forth in Article VI of the Distribution Agreement.

SECTION 9.04. Entire Agreement. This Agreement, including any schedules hereto and the sections of the Distribution Agreement referenced herein, contains the entire agreement between the Parties with respect to the subject matter hereof and thereof and supersedes all previous agreements, negotiations, discussions, writings, understandings, commitments and conversations with respect to such subject matter, and there are no agreements or understandings between the Parties with respect to the subject matter hereof or thereof other than those set forth or referred to herein or therein.

SECTION 9.05. Section 409A. The Parties shall cooperate in good faith and use reasonable best efforts to ensure that the transactions contemplated by this Agreement shall not result in adverse tax consequences under Section 409A of the Code to any Outdoor Products Employee, Former Outdoor Products Employee, Vista Outdoor Employee, Former Vista Outdoor Employee or Former Shared Services Employee (or any of their respective beneficiaries), in respect of their respective benefits under any Benefit Plan.

SECTION 9.06. Amendment. No provisions of this Agreement shall be deemed waived, amended, supplemented or modified by any Party hereto, unless such waiver, amendment, supplement or modification is in writing and signed by the authorized representative of each Party.

SECTION 9.07. Waiver. Any term or provision of this Agreement may be waived, or the time for its performance may be extended, by the Party or parties entitled to the benefit thereof. Any such waiver shall be validly and sufficiently given for the purposes of this Agreement if, as to any Party, it is in writing signed by an authorized representative of such Party. The failure of either Party to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, or in any way to affect the validity of this Agreement or any part hereof or the right of any Party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.

SECTION 9.08. Execution in Counterparts. This Agreement may be executed in one or more counterparts, all of which counterparts shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each Party and delivered to the other Party. This Agreement may be executed by electronic or PDF signature and scanned and exchanged by electronic mail, and such electronic or PDF signature shall constitute an original for all purposes.

SECTION 9.09. No Third-Party Beneficiaries. No Outdoor Products Employee, Former Outdoor Products Employee, Vista Outdoor Employee, Former Vista Outdoor Employee, Former Shared Services Employee or other current or former employee of any member of the Vista Outdoor Group or any member of the Outdoor Products Group (or his/her spouse, dependent or beneficiary), or any other person not a Party to this Agreement, shall be entitled to assert any claim hereunder. The provisions of this Agreement are solely for the benefit of the Parties and are not intended to confer upon any Person except the Parties any rights or remedies hereunder and there are no third-Party beneficiaries of this Agreement and this Agreement shall not provide any third Person with any remedy, claim, liability, reimbursement, cause of action or other right in excess of those existing without reference to this Agreement.

SECTION 9.10. Notices. All notices or other communications under this Agreement shall be in writing and shall be deemed to be duly given when delivered or mailed in accordance with the terms of Section 12.05 of the Distribution Agreement.

SECTION 9.11. Force Majeure. No Party shall be deemed in default of this Agreement to the extent that any delay or failure in the performance of its obligations under this Agreement results from any cause beyond its reasonable control and without its fault or negligence, including acts of God, acts of civil or military authority, embargoes, acts of terrorism, epidemics, war, riots, insurrections, fires, explosions, earthquakes, floods, unusually severe weather conditions, labor problems or unavailability of parts, or, in the case of computer systems, any failure in electrical or air conditioning equipment. In the event of any such excused delay, the time for performance shall be extended for a period equal to the time lost by reason of the delay. A Party claiming the benefit of this provision shall, as soon as reasonably practicable after the occurrence of any such event, (a) notify the other Party of the nature and extent of any such force majeure condition and (b) use due diligence to remove any such causes and resume performance under this Agreement as soon as reasonably feasible.

SECTION 9.12. No Public Announcement. Neither Party hereto shall, without the prior written approval of the other Party, make any press release or other public announcement concerning the transactions contemplated by this Agreement, except as and to the extent that any such Party shall be so obligated by Law or the rules of any regulatory body or stock exchange, in which case the other Party shall be advised and the Parties shall use their respective commercially reasonable efforts to cause a mutually agreeable release or announcement to be issued; provided, however, that the foregoing shall not preclude communications or disclosures necessary to implement the provisions of this Agreement or to comply with the accounting and U.S. Securities and Exchange Commission disclosure obligations or the rules of any stock exchange.

SECTION 9.13. Limited Liability. Notwithstanding any other provision of this Agreement, no Person who is a stockholder, director, employee, officer, agent or representative of Outdoor Products or Vista Outdoor, in such individual’s capacity as such, shall have any Liability in respect of or relating to the covenants or obligations of Outdoor Products or Vista Outdoor, as applicable, under this Agreement, the Distribution Agreement or any other Ancillary Agreement or in respect of any certificate delivered with respect hereto or thereto, and, to the fullest extent legally permissible, each of Outdoor Products and Vista Outdoor, for itself and its stockholders, directors, employees, officers and Affiliates, waives and agrees not to seek to assert or enforce any such liability that any such individual otherwise might have pursuant to applicable Law.

SECTION 9.14. Effect if Distribution Does Not Occur. Notwithstanding anything in this Agreement to the contrary, if the Distribution Agreement is terminated prior to the Distribution, this Agreement shall be of no further force and effect.

SECTION 9.15. Miscellaneous. Except as otherwise expressly set forth in this Agreement, the provisions of Article XII of the Distribution Agreement shall apply mutatis mutandis to this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their authorized representatives as of the date first above written.

VISTA OUTDOOR INC.

By:
Name: [●]
Title: [●]

[OUTDOOR PRODUCTS SPINCO INC.]

By:
Name: [●]
Title: [●]